CENTRAL MINERA CORP.

(A DEVELOPMENT STAGE COMPANY)

INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2004

(EXPRESSED IN U.S. DOLLARS)

UNAUDITED – SEE NOTICE TO READER

NOTICE TO READER

The balance sheet of Central Minera Corp. (a development stage company) at December 31, 2004 and the interim statements of operations and deficit and cash flow for the six months ended December 31, 2004 are the responsibility of the Company’s management and include the selection of appropriate accounting principles, judgments and estimates necessary to prepare these financial statements in accordance with Canadian generally accepted accounting principles for interim reports.

These interim financial statements have not been reviewed by the independent external auditors of the Company.

CENTRAL MINERA CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Expressed in U.S. Dollars)

	December 31,	June 30,
	2004	2004
ASSETS Current
Cash and Term Deposits (see note 4)	$70,423	$161,322
Accounts Receivable	5,037	7,049
Marketable Securities (see note 5)	2,008	2,000
Prepaid Expenses	28,734	4,141

	106,202	174,512
Equipment (see note 6)	1,169	1,476

Mineral Properties and Interests 2 2 $ 107,373 $ 175,990

LIABILITIES

Current

Accounts Payable and Accrued Liabilities$26,589	$21,522

SHARE CAPITAL AND DEFICIT

Share Capital (see Note 7)

Variable Multiple Voting Shares300,000 Subordinate Voting Shares41,759,052	300,000 41,759,052

Contributed Surplus arising from Stock Based Compensation9,073	9,073

Deficit(41,987,341)	(41,913,687)

80,784	154,438

$107,373	$175,990

Going Concern Consideration (see Note 1) Related Party Transactions (see Note 8) Commitments (see Note 9)

Approved by the Directors “Michael Cytrynbaum” “Murray Kosick”	Unaudited – See Notice to Reader

CENTRAL MINERA CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Expressed in U.S. Dollars)

	Cumulative to	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	December 31, 2004	December 31, 2004	December 31, 2004	December 31, 2003	December 31, 2003
Administration Expenses
Accounting and Audit	$708,706	$2,731	$2,713	$5,206	$5,713
Amortization	283,219	196	307	79	158
Consulting Fees	1,929,916	24,822	46,058	22,249	40,943
Legal	1,849,899	9,183	17,945	2,962	4,048
Office	935,180	1,562	2,128	2,850	3,484
Rent	726,425	—	—	—	—
Salaries and Benefits	292,748	—	—	35	1,490
Transfer Agent and Filing
Fees	180,534	3,069	3,393	7,163	9,396
Travel and Promotion	1,222,355	3,041	3,041	78	3,351

	8,148,982	44,604	75,601	40,622	68,583

Interest and Other Income	(1,518,111)	(203)	(203)	(31)	(64)
Loss (Gain) on Foreign Exchange	42,746	(188)	(1,836)	873	410
Write-down of Investment In Private Company	1,000,799	—	—	—	—
Loss (Gain) on Sale and Write-down of Marketable Securities	(7,310)	92	92	—	—
Write-down of Mineral Properties	24,724,778	—	—	—	—
Loss on Sale of Property and Equipment	11,307	—	—	—	—
Settlement of Lawsuits, Net of (Recoveries)	729,038	—	—	—	—
Loss on Sale of Subsidiary	8,855,112	—	—	—	—

	33,838,359	(299)	(1,947)	842	346

Net Loss for the Period	41,987,341	44,305	73,654	41,464	68,929
Deficit Beginning Of the Period	—	41,943,036	41,913,687	41,803,879	41,776,414

Deficit End of Period	$41,987,341	$41,987,341	$41,987,341	$41,845,343	$41,845,343

Net Loss per Common Share			$.01		$.01

Weighted Average Number of Shares Outstanding			27,969,517		23,847,979

Unaudited – See Notice to Reader

CENTRAL MINERA CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Expressed in U.S. Dollars)

1. GOING CONCERN CONSIDERATIONS

These financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the normal course of operations. Different bases of measurement may be appropriate when a company is not expected to continue operations for the foreseeable future. As at February 1, 2005, the Company had not reached a level of operations which would finance day-to-day activities. The Company’s continuation as a going concern is dependent upon its ability to attain profitable operations and generate funds therefrom and/or raise equity capital or borrowings sufficient to meet current and future obligations.

2. CONTINUING OPERATIONS

The Company is incorporated under the laws of Yukon Territory of Canada. The principal business activity is the acquisition, exploration and development of mineral properties. At the Company’s annual general meeting in December 2002, the shareholders approved the consolidation of the Company’s shares to a maximum ratio of 1:20 and to change its domicile. The directors are authorized to implement these changes at their discretion. No changes have been implemented.

3. ACCOUNTING POLICIES

These financial statements have been prepared under Canadian generally accepted accounting principles applicable to interim financial statements and therefore do not include all the disclosures required for annual financial statements. Accordingly, these interim financial statements should be read in conjunction with the audited annual financial statements for the year ended June 30, 2004 and included with the Company’s annual report. In the opinion of management, these interim financial statements contain all adjustments necessary to present fairly the financial position, results of operations and cash flow for the six-month periods ended December 31, 2004 and 2003. Interim results of operations are not indicative of the results of operations for the full year.

4. CASH AND TERM DEPOSITS

The Company maintains its cash balances in various currencies. At the period end, the currencies held and the United States equivalents were as follows:

	December 31, 2004	June 30, 2004
Canadian dollars	$48,051	$4,179
U.S. dollars	22,3712	157,143

	$70,423	$161,322

5. MARKETABLE SECURITIES

Marketable securities in public companies are carried in the accounts at the lesser of estimated net realizable value and cost.

Unaudited – See Notice to Reader

CENTRAL MINERA CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Expressed in U.S. Dollars)

6. EQUIPMENT

	December 31, 2004	June 30, 2004
Office Furniture and Equipment	$2,481	$2,481
Accumulated Amortization	(1,312)	(1,005)

	$1,169	$1,476

7. SHARE CAPITAL

a. Authorized

3,000,000 variable multiple voting shares without par value
Unlimited number of subordinate voting shares without par value

The variable multiple voting shares are identical to the subordinate shares except they may only be transferred with the approval of the directors and entitle the holder to more than one vote, calculated on a predetermined ratio between the share classes. The variable multiple voting shares may be converted into subordinate voting shares at a ratio of 1:1 with a mandatory conversion if the then outstanding balance is less than 1,500,000 shares.

b. Issued

	Share Price	Shares	Consideration
Variable Multiple Voting Shares Shares Issued Conversion of convertible debenture	$.10	3,000,000	$300,000
Subordinate Voting Shares Balance June 30, 2003 Shares Issued		22,163,682	$41,538,468
For cash – Private Placement	$.05	1,200,000	60,000
For cash – Warrants exercised	$.10	1,605,835	160,584

Balance June 30, 2004 and December 31, 2004		24,969,517	$41,759,052

No shares were issued during the six-month period ended December 31, 2004.

Unaudited – See Notice to Reader

CENTRAL MINERA CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Expressed in U.S. Dollars)

7. SHARE CAPITAL (CONTINUED)

c. Incentive Stock Option

The Company has a stock option plan for which options granted under the plan generally have a maximum term of ten years. The exercise price of each option equals the market price of the Company’s shares on the date of the grant.

Details of director, employee and consultant share purchase options are as follows:

                                                   {                       December 31, 2004                               }{                  June 30, 2004                    }

                                                              Number of                   Weighted Average                                                Weighted Average
                                                               Options                    Exercise Price                     Number of Options            Exercise Price

Balance beginning of Period                       } 1,625,000                                             $.20                   1,925,000                             $.20
{   Cancelled                                     }                       -                                 $-                    (300,000)                            $.20

Balance end of Period                             } 1,625,000                                             $.20                   1,625,000                             $.20

                                                            Balance
   Balance                                               December 31,                         Exercise
June 30, 2004                 Change                         2004                               Price                    {                   Expiry Date                  }

       300,000                         -              300,000                                             $.20            December 31, 2006

     1,325,000                         -                 1,325,000                                        $.20            December 31, 2005
--------------            --------------            ---------

     1,625,000                         -            1,625,000
==============            ==============            =========

During the period, the expiry date of options to acquire 300,000 shares was extended to December 31, 2006 from December 31, 2004. As at December 31, 2004, the weighted average remaining contractual life of the stock options is 14 months.

d. Share Purchase Warrants

	December 31, 2004		June 30, 2004
	Number of	Weighted Average		Weighted Average
	Warrants	Exercise Price	Number of Warrants	Exercise Price
Balance beginning of Period	5,166,114	$.10	6,969,454	$.18
Issued	—	$—	4,200,000	$.10
Exercised	—	$—	(3,211,670)	$.18
Lapsed	(3,000,000)	$.10	(2,791,670)	$.18

Balance end of Period	2,166,114	$.10	5,166,114	$.10

Unaudited – See Notice to Reader

CENTRAL MINERA CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Expressed in U.S. Dollars)

7. SHARE CAPITAL (CONTINUED)

d. Share Purchase Warrants (Continued)

Balance June 30,		Balance	Exercise
2004	Change	December 31, 2004	Price	Expiry Date
3,000,000	(3,000,000)	-	$.10/1wt	July 31, 2004

966,114	-	966,114	$.10/1wt	June 5, 2006

1,200,000	-	1,200,000	$.10/1wt	February 13, 2006

5,166,114	(3,000,000)	2,166,114

As at December 31, 2004, the weighted average remaining contractual life of the warrants is 10 months.

8. RELATED PARTY TRANSACTIONS

Related party transactions not separately disclosed elsewhere in these financial statements were as follows:

	December 31,
	2004	2003
Consulting or other fees paid or payable to directors/officers or to companies controlled by directors/officers	$36,958	$45,000

Accounts payable to related parties at the period end	$19,773	$—

9. COMMITMENTS

The Company has entered into a management agreement, with a company controlled by a director, which requires minimum annual payments of approximately $148,000 ($180,000 Cdn.). The agreement contains a clause requiring a termination payment of approximately $64,000. The corporate related party has voluntarily reduced the monthly fee to $6,200 (Cdn. $7,500) commencing March, 2003.

Unaudited – See Notice to Reader

CENTRAL MINERA CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Expressed in U.S. Dollars)

10.	RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (“U.S. GAAP”)

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada. A description of accounting principles that differ in certain respects from United States generally accepted accounting principles follows:

a. Stock-based Compensation

The Company has elected, commencing with the year ended June 30, 2004, to account for stock-based compensation using SFAS 123. Accordingly, compensation cost for stock options is measure at the fair value of options granted. Previously, the Company elected to apply the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (“APB No. 25”) “Accounting for Stock Issued to Employees” for measuring the value of stock-based compensation. The intrinsic value-based method requires that compensation expense be recorded at the time of granting an option for the excess of the quoted market price over the option exercise price. If a stock option is not exercised, the compensation expense recorded in the previous period is reversed by decreasing the compensation expense in the period of forfeiture. No compensation expense was required to be recognized for those periods.

b. Other Accounting Standards

(1)	The Company has adopted the Statement of Financial Accounting Standards No. 130 (“SFAS 130”) “Reporting Comprehensive Income” with no impact of U.S. GAAP differences.

(2)	The Company does not have any derivative or hedging instruments and, therefore, Statement of Financial Accounting Standards No. 149 (“SFAS No. 149”) “Accounting for Derivative Instruments and Hedging Activity” has no impact on U.S. GAAP difference.

The adoption of these new pronouncements is not expected to have an effect on the financial position or results of operations.

Unaudited – See Notice to Reader

CENTRAL MINERA CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
(Expressed in U.S. Dollars)

10.	RECONCILATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (“U.S. GAAP”) (CONTINUED)

The effect of the differences between Canadian GAAP and U.S. GAAP on the balance sheets and statements of operations and deficit is summarized below:

December 31	2004	2003
Share Capital, under Canadian GAAP	$42,059,052	$41,847,541
Adjustment for APB No. 25	12,490	12,490

Share Capital, under U.S. GAAP	$42,071,542	$41,860,031

Deficit, under Canadian GAAP	$(41,987,341)	$(41,845,343)
Adjustment for APB No. 25	(12,4190)	(12,490)

Deficit, under U.S. GAAP	$(41,999,831)	$(41,857,833)

Loss for the period under Canadian GAAP	$(73,654)	$(68,929)

Comprehensive loss under U.S. GAAP	$(73,654)	$(68,929)

Basic and diluted loss per share under U.S. GAAP	$(.01)	$(.01)

There is no effect on the statement of cash flow for the difference between Canadian GAAP and U.S. GAAP.

Unaudited – See Notice to Reader